Registration No. 333-_______
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTEGRYS ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)
Wisconsin (State or other jurisdiction of incorporation or organization)	39-1775292 (I.R.S. Employer Identification No.)

130 East Randolph Drive
Chicago, Illinois 60601
(312) 228-5400
(Address, including zip code, and
telephone number, including area code, of
                    registrant’s principal executive offices)

Barth J. Wolf	Jodi J. Caro
Vice President, Chief Legal Officer and Secretary	Vice President, General Counsel and Assistant Secretary
Integrys Energy Group, Inc.	Integrys Energy Group, Inc.
700 North Adams Street	130 East Randolph Drive
P.O. Box 19001	Chicago, Illinois 60601
Green Bay, Wisconsin 54307-9001	(312) 240-4303
(920) 433-1727
(Name, address, including zip code,
and telephone number, including area code,
                         of agents for service)

with a copy to:

Russell E. Ryba
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
(414) 297-5668
___________________________________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
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If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer   ☒                                                                                         Accelerated filer o
Non-accelerated filer o (Do not check if a smaller reporting company)                    Smaller reporting company o

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/ Amount of registration fee
Debt Securities
Common Stock, par value $1.00 per share
Stock Purchase Contracts
Stock Purchase Units (2)	(1)
Warrants to Purchase Common Stock
Warrants to Purchase Debt Securities
Trust Preferred Securities (3)
Guarantees (4)

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices.  Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units.  In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.  This registration statement replaces Registration Statement No. 333-158218, which expired in March 2012.

(2)
Each stock purchase unit consists of (a) a stock purchase contract under which the holder, upon settlement, will purchase or sell an indeterminate number of shares of common stock and (b) common stock, debt securities other stock purchase contracts or debt obligations of third parties securing the holder’s obligation to purchase or sell the securities subject to the stock purchase contract.  No separate consideration will be received for the stock purchase contract or the related pledged securities.

(3)	Trust preferred securities will be issued by trusts which may be formed in the future.

(4)	No separate consideration will be received for the guarantees.

PROSPECTUS

[Integrys Energy Group, Inc. logo]

INTEGRYS ENERGY GROUP, INC.

DEBT SECURITIES
COMMON STOCK
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS
WARRANTS TO PURCHASE COMMON STOCK
WARRANTS TO PURCHASE DEBT SECURITIES
TRUST PREFERRED SECURITIES OF CERTAIN TRUSTS
GUARANTEES
____________________

We may offer these securities, and the trusts, which we may form in the future, may offer trust preferred securities, in amounts, at prices and on terms determined at the time of offering.  Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering material containing specific information about the offering and the terms of the securities being sold.  The supplement or other offering material may add, update or change information contained in this prospectus.  Our common stock is traded on the New York Stock Exchange under the symbol “TEG”.

We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis.  The supplements to this prospectus will provide the specific terms of the plan of distribution.

You should read this prospectus and any supplement carefully before you invest.

See “Risk Factors” in the accompanying prospectus supplement or in such other document we refer you to in the accompanying prospectus supplement for a discussion of certain risks that prospective investors should consider before investing in our securities.

____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

____________________

The date of this prospectus is August 9, 2012.

This prospectus is a part of the registration statement that we filed with the Securities and Exchange Commission.  You should read this prospectus together with the more detailed information regarding our company, our securities and our financial statements and notes to those statements that appear elsewhere in this prospectus or that we incorporate in this prospectus by reference.

You should rely on the information contained in, or incorporated by reference in, this prospectus and in any accompanying prospectus supplement and/or other offering material.  We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference in, this prospectus, any prospectus supplement or any other offering material.  You should not assume that the information in this prospectus, any prospectus supplement or any other offering material is accurate as of any date other than the date on the front of the prospectus, prospectus supplement or other offering material, as applicable.

SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you.  You should carefully read this prospectus together with any accompanying prospectus supplement and/or other offering material to understand the terms of our securities or the trusts’ securities.  Together these documents will give the specific terms of the securities we or the trusts are offering.  You should also read the documents we have incorporated by reference into this prospectus or any accompanying prospectus supplement and/or other offering material for information on us and our financial statements.

Securities to be Offered

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process.  Under this shelf registration process, we and the trusts may offer and sell from time to time securities in one or more offerings.  We may offer and sell the following securities: debt securities, common stock, stock purchase contracts, stock purchase units, warrants to purchase common stock or debt securities and guarantees.  This prospectus provides you with a general description of these securities.

The trusts may offer their preferred securities, which we will refer to in this prospectus as “trust securities.”  We will guarantee the trusts’ obligations under the trust securities, as described in the applicable prospectus supplement and/or other offering material.

Each time we or the trusts offer securities, we will provide you with a prospectus supplement and possibly other offering material that will describe the specific amounts, prices and terms of the securities being offered.  The prospectus supplement or other offering material may also add, update or change information contained in this prospectus.

Debt Securities

We may offer unsecured general obligations of our company, which may be senior or subordinated.  We will refer to the senior debt securities and the subordinated debt securities together in this prospectus as the “debt securities.”  The senior debt securities will have the same rank as all of our other unsecured, unsubordinated debt.  The subordinated debt securities will have the same rank as all of our other unsecured, subordinated debt, and will be entitled to payment only after payment on our senior indebtedness.  Senior indebtedness includes all indebtedness for money borrowed by us, except for the outstanding $269,840,000 principal amount 6.11% Junior Subordinated Notes due 2066 and any indebtedness issued in the future that is stated to be not superior to, or to have the same rank as, the subordinated debt securities.

Claims of creditors and any preferred shareholders of each of our subsidiaries will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors.  All of the debt securities therefore will be effectively subordinated to creditors, including holders of secured indebtedness, and preferred shareholders of our subsidiaries.

The senior debt securities will be issued under an indenture between us and U.S. Bank National Association, formerly known as Firstar Bank, National Association.  The subordinated debt securities will be issued under an indenture between us and U.S. Bank National Association.  We may amend or supplement the indentures from time to time.  We encourage you to read the indentures, which are exhibits to this registration statement (as incorporated by reference), and our recent periodic and current reports that we file with the Securities and Exchange Commission.

Summary of Material Indenture Provisions that Apply to Senior and Subordinated Debt Securities

Neither indenture limits the amount of debt that we may incur.  In addition, neither indenture provides holders with any protection should there be a recapitalization or restructuring involving our company.

The indentures allow us to merge or consolidate with another company, or to sell all or most of our assets to another company.  If these events occur, the other company will be required to assume our responsibilities relating to the debt securities, and we will be released from all liabilities and obligations relating to the debt securities.

The indentures provide that holders of a majority of the outstanding principal amount of any series of debt securities generally may vote to change our obligations or your rights concerning that series.  However, to change the amount or timing of payments of principal or interest or other payments for a series of debt securities, every holder in the series must consent.

We may discharge our obligations under either indenture by depositing with the trustee sufficient funds or government obligations to pay the senior or subordinated debt securities, as applicable, when due.

EVENTS OF DEFAULT.  Each indenture provides that the following are events of default:

•	If we do not pay interest for 30 days after its due date.

•	If we do not pay principal or premium when due.

•	If we continue to breach a covenant in the debt securities of the series or in the applicable indenture respecting that series for 60 days after notice.

•	If we enter bankruptcy or become insolvent.

If an event of default occurs with respect to any series of debt securities, the trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount of the series immediately payable.  However, holders of a majority of the principal amount may rescind this action.  If the event of default is due to our bankruptcy or insolvency, the outstanding principal amount of all the debt securities will become immediately payable, without any action on the part of the trustees or the holders of the debt securities.

Summary of Material Indenture Provisions that Apply Only to Senior Debt Securities

Under the senior indenture, our failure to pay when due, subject to any applicable grace period, any principal of, or interest on, any indebtedness for borrowed money incurred or guaranteed by us in the aggregate principal amount of at least $50,000,000 constitutes an event of default.

The senior indenture requires us, so long as any senior debt securities are outstanding:

•
to own all of the outstanding shares of voting common stock of Wisconsin Public Service Corporation unless we transfer the shares pursuant to our merger or consolidation or sale of substantially all of our properties.

•
not to pledge or grant a security interest or permit any pledge, security interest or other lien upon any common stock of any of our subsidiaries owned directly or indirectly by us to secure indebtedness for money borrowed without securing the senior debt securities equally and ratably with the other secured indebtedness except for:

•	pledges, security interests or encumbrances created to secure the purchase price of the common stock of our subsidiaries,

•	liens and security interests existing at the time of our acquisition of the shares or

•	any extension or renewal of any permitted pledge, security interest or encumbrance.

Summary of Material Indenture Provisions that Apply Only to Subordinated Debt Securities

The subordinated debt securities will be subordinated to all senior indebtedness.

Common Stock

We may offer shares of our common stock, par value $1.00 per share.  Holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors.  Each holder of our common stock is entitled to one vote per share.  The holders of our common stock have no preemptive rights or cumulative voting rights.  Our restated articles of incorporation do not presently authorize our company to issue preferred stock or other stock having rights prior to those of the holders of our common stock.

Stock Purchase Contracts and Stock Purchase Units

We may issue stock purchase contracts that obligate you to purchase from us, and obligate us to sell to you, a specified or varying number of shares of common stock at a future date or dates.  Alternatively, the stock purchase contracts may obligate us to purchase from you, and obligate you to sell to us, a specified or varying number of shares of common stock at a future date or dates.  The price per share of common stock may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts.  Any stock purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to the stock purchase contract upon the occurrence of specified events.

The stock purchase contracts may be entered into separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for your obligations to purchase or sell the shares of common stock under the stock purchase contracts, either:

●	common stock;

●	debt securities; or

●	debt obligations of third parties, including U.S. Treasury securities.

The applicable prospectus supplement and/or other offering material will describe the specific terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts.

Warrants to Purchase Common Stock and Debt Securities

We may issue warrants to purchase common stock or debt securities.  We may issue any of these warrants independently or together with other securities offered by this prospectus and attached to or separate from the other securities.  If we issue warrants, we will issue them under warrant agreements between us and a bank or trust company, as agent, all of which will be described in the applicable prospectus supplement and/or other offering material relating to the warrants.

Each warrant will entitle the holder to purchase for cash the principal amount of shares of common stock or debt securities at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement and/or other offering material.  Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement and/or other offering material.  After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the warrant agent (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise.  As soon as practicable following exercise, the shares of common stock or debt securities purchasable upon exercise will be forwarded to you.  If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

The exercise price payable and the number of shares of common stock purchasable upon the exercise of each stock warrant, and the number of stock warrants outstanding, will be subject to adjustment if specified events occur, including the issuance of a stock dividend to holders of common stock or the subdivision or reclassification of common stock.  Holders of stock warrants, by virtue of being such holders, will not be entitled to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of directors of Integrys Energy Group or any other matter, or to exercise any rights whatsoever as shareholders of Integrys Energy Group.

Trust Securities and Guarantees

We may form Delaware statutory trusts, each pursuant to a declaration of trust or similar instrument to be executed by us as sponsor for each trust and their respective trustees.  The trusts will issue and sell their preferred securities.

Unless an applicable prospectus supplement or other offering material provides otherwise, each trust will exist solely to:

●	issue and sell preferred securities, which we refer to as trust securities. The proceeds from the sale of the trust securities will be invested in a specified series of our debt securities;

●	issue and sell common securities to us in exchange for cash. The proceeds from the sale of the common securities will be invested in additional series of our debt securities; and

●	engage in other activities only as are necessary, convenient or incidental to the above two purposes.

We will irrevocably and unconditionally agree, to the extent described in the trust guarantees, to pay in full, to the trust securities holders of each trust, the trust guarantee payments, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert.  Our obligation to make a trust guarantee payment may be satisfied by direct payment of the required amounts by us to the trust securities holders or by causing the applicable trust to pay the required amounts to the holders.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  We also filed a Registration Statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the securities offered by this prospectus.  This prospectus is a part of that registration statement, but does not contain all of the information included in the registration statement or the exhibits to the registration statement.  You may read and copy the registration statement and any other document we file at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C., 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the public reference room.  Our Securities and Exchange Commission filings are also available to the public at the Commission’s web site at http://www.sec.gov or on our website located at http://www.integrysgroup.com.

The Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

1.	Annual Report on Form 10-K for the year ended December 31, 2011, which was filed on February 29, 2012;

2.	Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2012, which were filed on May 3 and August 9, 2012, respectively;

3.	Current Reports on Form 8-K filed on February 13, May 16 and June 19, 2012; and

4.	Description of Common Stock contained in Registration Statement on Form 8-B filed on June 1, 1994.

You may request a copy of these filings, at no cost, by writing to or telephoning us at our principal executive offices:

Integrys Energy Group, Inc.
Attn:  Secretary or Assistant Secretary
130 East Randolph Drive
Chicago, Illinois 60601
(312) 240-3864 or (312) 240-4303

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement and/or other offering material.  We have not authorized anyone else to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus or any prospectus supplement or other offering material is accurate as of any date other than the date on the front of the prospectus, the prospectus supplement or other offering material.

THE COMPANY

We are a diversified energy holding company with regulated natural gas and electric utility operations (serving approximately 2,175,000 customers in Illinois, Michigan, Minnesota and Wisconsin), nonregulated energy operations, and an equity ownership interest in American Transmission Company LLC (a federally regulated electric transmission company with operations in Wisconsin, Michigan, Minnesota and Illinois) of approximately 34% at December 31, 2011.  Our wholly owned utility subsidiaries include Wisconsin Public Service Corporation, The Peoples Gas and Light Coke Company, Michigan Gas Utilities Corporation, Minnesota Energy Resources Corporation, North Shore Gas Company and Upper Peninsula Power Company, and our nonregulated energy supply and services company is Integrys Energy Services, Inc.  Our wholly owned subsidiaries also include Integrys Business Support, LLC, a centralized service company, and Integrys Transportation Fuels, LLC, a nonregulated compressed natural gas fueling business.

THE TRUSTS

We may form Delaware statutory trusts, each pursuant to a declaration of trust or similar instrument to be executed by us, as sponsor for each trust, and by the respective trustee of each trust.  We refer to the trusts, whether one or more, collectively, as the trusts.  The declaration of trust for each of the trusts, substantially in the form incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, sets forth the terms and conditions under which each of the trusts will issue and sell its preferred securities.

Unless an applicable prospectus supplement provides otherwise, each trust exists solely to:

●	issue and sell preferred securities, which we refer to as “trust securities.” The proceeds from the sale of the trust securities will be invested in a specified series of our debt securities;

●	issue and sell common securities to us in exchange for cash. The proceeds from the sale of the common securities will be invested in additional series of our debt securities; and

●	engage in other activities only as are necessary, convenient or incidental to the above two purposes.

None of the trusts will borrow money, issue debt, reinvest proceeds derived from investments, pledge any of its assets, nor otherwise undertake or permit to be undertaken any activity that would cause it to not be classified as a grantor trust for United States federal income tax purposes.

We will own all of the common securities of the trusts.  As the holder of the common securities of the trusts, we will receive payments on a ratable basis with the holders of the trust securities.  However, our right to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the right of the trust securities holders if there is a continuing event of default under the declaration of trust.  We will acquire common securities of the trusts having an aggregate liquidation amount equal to the percentage set forth in the applicable prospectus supplement of the total capital of each trust.

Each trust will have a set term, but may end earlier if its declaration of trust so provides.  We will pay all fees and expenses related to each trust and the offering of the trust securities by each trust.  The principal place of business of each trust is c/o Integrys Energy Group, Inc., 700 North Adams Street, Green Bay, Wisconsin  54307-9001.  The telephone number is (920) 433-1727.

The trustees of each trust will conduct the business and affairs of their respective trusts.  The trustees’ duties and obligations will be governed by the declaration of trust of their respective trust.  As the holder of common securities of the trusts, we will be entitled to appoint, remove, replace, or change the number of trustees for each trust.

Each trust will include the following trustees:

●	at least one regular trustee, which is a person who is an employee or officer of or who is affiliated with us;

●
at least one property trustee, which is a financial institution that is not affiliated with us and which will act as property trustee and indenture trustee for the purposes of the Trust  Indenture Act of 1939, as amended, pursuant to the terms described in an applicable prospectus supplement; and

●
at least one Delaware trustee, which is an individual resident of, or a legal entity with a principal place of business in, the State of Delaware, unless the trust’s property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law.

The trustees of each trust are collectively referred to as the trustees.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement and/or other offering material.  The trusts will use all proceeds from the sale of trust securities to purchase our debt securities, unless otherwise indicated in an applicable prospectus supplement and/or other offering material.

DESCRIPTION OF DEBT SECURITIES

The following description of the material terms of the debt securities sets forth general terms that may apply to the debt securities.  The particular terms of any series of debt securities will be described in the applicable prospectus supplement and/or other offering material relating to those debt securities.

The debt securities will be either our senior debt securities or our subordinated debt securities.  The senior debt securities will be issued under an indenture dated as of October 1, 1999 between us and U.S. Bank National Association (f/k/a Firstar Bank, National Association), as trustee.  This indenture is referred to as the “senior indenture.”  The subordinated debt securities will be issued under an indenture dated as of November 13, 2006 between us and U.S. Bank National Association, as trustee.  This indenture is referred to as the “subordinated indenture.”  This prospectus refers to the senior indenture and the subordinated indenture together as the “indentures.”

The following is a summary of all of the material terms of the indentures.  Copies of the entire indentures are filed as exhibits to the registration statement of which this prospectus is a part.  Section references below are to the section in the applicable indenture.  The referenced sections of the indentures are incorporated by reference.

General

Neither indenture limits the amount of debt securities that we may issue.  Each indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time.  The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt.  The subordinated debt securities will be unsecured, will be subordinated and junior to all senior indebtedness and will have the same rank as all of our other unsecured and subordinated debt.

The debt securities may be issued in one or more separate series of senior debt securities or subordinated debt securities.  The prospectus supplement and/or other offering material relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities.  These terms may include:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities of the series;

•	the date on which the debt securities will mature;

•	the interest rate or rates, or the method of determining those rates;

•	the date from which interest will accrue or the method for determining such date;

•	the interest payment dates and the regular record dates;

•	the places where payments may be made;

•	any mandatory or optional redemption provisions;

•	any sinking fund or analogous provisions;

•	the portion of principal amount of the debt security payable upon acceleration of maturity if other than the full principal amount;

•	any additions to the events of default or covenants included in the indenture under which the debt securities are issued, as described in this prospectus;

•	if other than U.S. dollars, the currency or currencies, or units based on or related to currencies, in which payments on the debt securities will be payable;

•	whether the debt securities will be issued in the form of a global security; and

•	any other specific terms of the debt securities.

The debt securities will be registered debt securities and, unless otherwise specified in the prospectus supplement and/or other offering material, will be issued and payable in U.S. dollars in denominations of $1,000 or an integral multiple of $1,000.  (Section 3.02)

Some of the debt securities may be issued as original issue discount debt securities.  Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount.  The accompanying prospectus supplement and/or other offering material will also contain any special tax, accounting or other information relating to original issue discount securities or to other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. dollars.

Exchange, Registration and Transfer

Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency maintained by us for those purposes.  Except as otherwise described in a prospectus supplement and/or other offering material, no service charge will be payable upon the transfer or exchange of debt securities, except for any applicable tax or governmental charge.  (Section 3.05)  The designated security registrar for the senior debt securities and the subordinated debt securities is U.S. Bank National Association, Corporate Trust Services, 60 Livingston Avenue, Saint Paul, MN 55107.

In the event of any redemption of any series of debt securities, we will not be required to:

1.
issue, register the transfer of, or exchange debt securities of any series between the opening of business 15 business days before the date of the mailing of the notice of redemption of the debt securities of that series to be redeemed and the close of business on the date of mailing of the relevant notice of redemption; or

2.	register the transfer of, or exchange, any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 3.05)

Payment And Paying Agent

We will pay principal, interest and any premium on debt securities which are not global securities at the office of the paying agent.  We will make payment of interest on the debt securities which are not global securities by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or the accompanying prospectus supplement and/or other offering material.  We will also make payments on debt securities that are not global securities by wire transfer to a U.S. bank designated by a holder of debt securities in an aggregate principal amount of at least $10,000,000, all of which have the same interest payment dates, upon receipt of a written request from the holder, on or before the record date for the payment, designating the account to which the payment is to be made.  (Section 2.05)

If any amount payable on any debt security remains unclaimed at the end of two years after the amount became due and payable, the paying agent will release any unclaimed amounts to us, and the holder of the debt security will look only to us for payment.  (Section 10.07)

The paying agent for the senior debt securities and the subordinated debt securities is U.S. Bank National Association, Corporate Trust Services, 60 Livingston Avenue, Saint Paul, MN 55107.

Book-Entry Securities

We may initially issue the debt securities of any series in the form of one or more global securities under a book-entry only system operated by a securities depositary.  Unless otherwise specified in the accompanying prospectus supplement and/or other offering material, The Depository Trust Company (“DTC”), New York, New York, will act as securities depositary for each series of debt securities that are issued as fully-registered securities.  The indenture trustee will register in the name of Cede & Co. (DTC’s partnership nominee) (or such other nominee as may be requested by an authorized representative of DTC) those securities for which DTC is acting as depositary.  Individual purchases of book-entry interests in any of the debt securities will be made in book-entry form. So long as Cede & Co., as nominee of DTC, or another nominee of DTC is the securityholder, references in this prospectus to holders of the debt securities or registered owners will mean Cede & Co. or another nominee of DTC, rather than the owners of beneficial ownership interests in the debt securities.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.  DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts.  This eliminates the need for physical movement of securities certificates.  Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.  The DTC rules applicable to its participants are on file with the Securities and Exchange Commission.  More information about DTC can be found at www.dtcc.com.

Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records.  The ownership interest of each actual purchaser of each debt security, the beneficial owner, is in turn to be recorded on the records of direct and indirect participants.  Beneficial owners will not receive written confirmation from DTC of their purchase.  Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which they entered into the transaction.  Transfers of ownership interests in the debt securities are accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners.  Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as an authorized representative of DTC may request.  The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership.  DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners.  The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC.  If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by the direct participants in accordance with DTC’s MMI procedures.  Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date.  The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, principal payments and interest, premium, if any, or other payments on the debt securities will be made to Cede & Co., as DTC’s nominee, or to such other nominee as an authorized representative of DTC may request.  DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our paying agent, if any, on the payable date in accordance with their respective holdings shown on DTC’s records.  Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the indenture trustees, or us, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of redemption proceeds, principal payments and interest, premium, if any, or other payments to Cede & Co. (or such other nominee as an authorized representative of DTC may request) is the responsibility of us or our paying agent, if any, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

A beneficial owner shall give notice to elect to have its debt securities purchased or tendered, through its participant, to the tender agent and shall effect delivery of such debt securities by causing the direct participant to transfer the participant’s interest in the debt securities, on DTC’s records, to the tender agent.  The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the debt securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of the tendered debt securities to the tender agent’s DTC account.

DTC may discontinue providing its services as debt securities depositary with respect to the debt securities at any time by giving reasonable notice to us or the indenture trustees.  Under these circumstances, in the event that a successor securities depositary is not obtained, debt security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary).  In that event, we will cause debt security certificates to be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we, the indenture trustees nor any underwriter takes any responsibility for the accuracy of the information.

Neither we nor the indenture trustees will have any responsibility or obligation to any DTC direct or indirect participant or any beneficial owner of a book-entry interest or any other person not shown on the registration books of the trustees as being a holder of the debt securities with respect to: (1) any debt securities; (2) the accuracy of any records maintained by DTC or any DTC direct or indirect participant; (3) the payment by DTC or any DTC direct or indirect participant of any amount due to any beneficial owner of a book-entry interest in respect of the principal or redemption price of or interest on the debt securities; (4) the delivery by DTC or any DTC direct or indirect participant of any notice to any beneficial owner of a book-entry interest which is required or permitted under the terms of the indentures to be given to holders of the debt securities; (5) the selection of the owners of a book-entry interest to receive payment in the event of any partial redemption of any debt securities; or (6) any consent given or other action taken by DTC or its nominee as holder of the debt securities.

Limitation On Merger, Consolidation And Certain Sales Of Assets

We may, without the consent of the holders of the debt securities, merge into or consolidate with any other corporation, or convey or transfer all or substantially all of our properties and assets to another person provided that:

1.	the successor is a corporation;

2.	the successor expressly assumes, in a form satisfactory to the trustee, all our obligations under the debt securities and the indentures;

3.	immediately before and after giving effect to the transaction, there is no default under the applicable indenture; and

4.	we deliver to the trustees a certificate and an opinion of counsel stating that the transaction complies with the indentures. (Sections 8.01 and 8.02)

The surviving or acquiring corporation will take over all of our rights and obligations under the indentures.  (Section 8.03)

There is inherent uncertainty in the phrase “all or substantially all.”  This uncertainty may make it difficult for holders of the debt securities to (1) determine whether our covenant relating to consolidation, merger and sale of our properties and assets to another person has been breached, (2) declare an event of default as a result of an alleged breach of that covenant in connection with a sale of our properties and assets and (3) exercise their related acceleration rights.  Further, interpretation of this phrase as it relates to any transfer of our properties and assets will be governed by applicable law and will be dependent upon the particular facts and circumstances.  In the event the holders of the debt securities attempt to exercise their rights under the indenture following the occurrence of a particular transfer or series of transfers that they believe constitutes a transfer of “all or substantially all” of our properties and assets and we contest such exercise, we cannot provide any assurance as to how a court would interpret the phrase “all or substantially all.”

Satisfaction And Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.  (Section 4.01)

Each indenture contains a provision that permits, upon the satisfaction of certain conditions specified in the indenture, either (1) our discharge from all of our obligations with respect to any series of debt securities then outstanding other than our obligations relating to temporary securities issued for the debt securities (Section 3.04), registration of transfer and exchange of the debt securities (Section 3.05), replacement of mutilated, destroyed, lost or stolen debt securities (Section 3.06), maintenance of paying agencies (Section 10.02) and holding money for payment in trust (Section 10.07); or (2) our release from our obligations under covenants respecting any series of debt securities and from the consequences of an event of default resulting from the breach of those covenants other than our obligations relating to temporary securities issued for the debt securities (Section 3.04), registration of transfer and exchange of the debt securities (Section 3.05), replacement of mutilated, destroyed, lost or stolen debt securities (Section 3.06), the order in which money collected is applied (Section 5.06), the restoration of rights and remedies (Section 5.09), the resignation and removal of the trustee and the appointment of a successor (Section 6.10), the payment of principal and interest (Section 10.01), maintenance of paying agencies (Section 10.02) and holding money for payment in trust (Section 10.07).  (Sections 13.02 and 13.03)

To exercise either of these two options, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium, if any, on the series of debt securities.  This amount must be deposited in cash and/or U.S. government obligations. (Section 13.04)  As a condition to exercising either of the above options, we must deliver to the trustee a ruling directed to the trustee from the Internal Revenue Service or an opinion of counsel based on an Internal Revenue Service Ruling or a change in applicable federal income tax law since the date of the indenture, in each case to the effect that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if the action had not taken place.  (Section 13.04)

If we exercise either of these options, the holders of the debt securities of the series affected will be entitled to receive, solely from the trust fund, payments of principal, interest and premium on the debt securities and will not be entitled to any of the other benefits of the indenture, except for limited provisions including our obligations respecting registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities, maintenance of paying agencies and holding moneys for payment in trust.  (Sections 13.02 and 13.03)

Events Of Default, Notice And Waiver

Each indenture defines an event of default with respect to any series of debt securities as one or more of the following events:

•	our failure to pay interest on any debt security for 30 days after it is due;

•	our failure to pay the principal or any premium on any debt securities when due;

•
our failure to perform any other covenant in the debt securities of the series or in the applicable indenture with respect to debt securities of that series for 60 days after being given written notice of the failure; and

•	our entering into bankruptcy or becoming insolvent.

In addition, under the senior indenture our failure to pay when due, subject to any applicable grace period, any principal of, or interest on, any indebtedness for borrowed money incurred or guaranteed by us in the aggregate principal amount of at least $50,000,000 constitutes an event of default under the senior indenture.  Under each indenture, failure to observe or perform an obligation like replacing mutilated, lost or stolen debt securities of a particular series is an event of default for that series only and not for any other series of debt securities.  This is in contrast to defaulting on the payment of interest or principal on a particular series of debt securities, which is an event of default for all other series of debt securities.  (Section 5.01)

Each indenture requires the trustee to give the holders of a series of debt securities notice of a default with respect to that series within 30 days unless the default is cured or waived.  However, the trustee may withhold this notice if it determines in good faith that it is in the interest of those holders.  The trustee may not, however, withhold this notice in the case of a payment default.  (Section 6.02)

Other than the duty to act with the required standard of care during an event of default, a trustee is not obligated to exercise any of its rights or powers under either indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee security or indemnity to its reasonable satisfaction against the potential costs, expenses and liabilities  of complying with such request or direction.  (Section 6.03)  Generally, the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.  (Section 5.12)

Under each indenture, if an event of default with respect to any series of debt securities (other than due to events of bankruptcy, insolvency or reorganization) occurs, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us and to the trustee, may declare the unpaid principal of and accrued interest on all the debt securities of that series to be due and payable immediately and, upon any such declaration, the debt securities of that series will become immediately due and payable.

Under each indenture, if an event of default occurs due to bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the outstanding debt securities of any series will become immediately due and payable without any declaration or other act on the part of the trustee or any holder of any debt security of that series. (Section 5.02)

Under each indenture, the holders of not less than a majority of the principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences with respect to the debt securities of a series if:

•
all existing events of default, other than the nonpayment of principal of and interest on the debt securities of that series that have become due solely as a result of such declaration of acceleration, have been cured or waived;

•	to the extent lawful, interest on overdue interest and on overdue principal that has become due otherwise than by reason of such acceleration has been paid;

•	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

•	all amounts due to the trustee under the indenture have been paid.
(Section 5.02)

Each indenture requires us to file annually with the trustee a certificate of our principal executive, financial or accounting officer as to the knowledge of the officer of our compliance with all conditions and covenants under the indenture.  (Section 7.04)

Modification of the Indentures

Together with the trustee, we may modify each indenture without the consent of the holders for limited purposes, including adding covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and making certain other changes which do not adversely affect the holders in any material respect.  (Section 9.01)

Together with the trustee, we may make modifications and amendments to each indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series.  However, without the consent of each affected holder, no modification may:

•	change the stated maturity or interest payment date of any debt security;

•	reduce the principal, premium (if any) or rate of interest on any debt security;

•	change any place of payment or the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity, payment, or redemption date;

•	reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture;

•	change the redemption provisions of the indenture in a manner adverse to a holder; or

•	change the provisions of the indenture which relate to its modification or amendment. (Section 9.02)

Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of Wisconsin.  (Section 1.12)

Concerning The Trustees

We may from time to time enter into arms length transactions and maintain customary banking relationships with the trustee under the senior indenture and the subordinated indenture, including but not limited to, maintaining lines of credit, borrowing money, maintaining checking account services and other treasury, depository and cash management services.

Senior Debt Securities

The senior debt securities will be unsecured and will rank equally with the $100,000,000 principal amount of 5.375% Senior Notes Due December 1, 2012, $100,000,000 principal amount of 7.27% Senior Notes Due June 1, 2014, $55,000,000 principal amount of 8.00% Senior Notes Due June 1, 2016 and $250,000,000 principal amount of 4.17% Senior Notes Due November 1, 2020, presently outstanding under the senior indenture and with all of our other unsecured and non-subordinated debt.  In the event we are unable or unwilling to satisfy our obligations under the senior indenture (due to insolvency or otherwise) and our debt holders attempt to obtain satisfaction from our subsidiaries, claims of our subsidiaries’ creditors and preferred shareholders will have priority with respect to the assets and earnings of the subsidiaries over the claims of our senior debt holders.

Our failure to pay when due, subject to any applicable grace period, any principal of, or interest on, any indebtedness for borrowed money incurred or guaranteed by us in the aggregate principal amount of at least $50,000,000 constitutes an event of default under the senior indenture.  (Section 5.01 of the Senior Indenture)

We agree in the senior indenture that so long as any senior debt securities are outstanding, we will own, directly or indirectly, all of the shares of voting common stock of Wisconsin Public Service Corporation now or hereafter issued and outstanding, unless we transfer or sell these shares in a transaction which complies with the provisions of the senior indenture relating to our merger, consolidation or sale of substantially all of our properties.  (Section 10.08 of the Senior Indenture)  See “Limitation on Merger, Consolidation and Certain Sales of Assets” in this prospectus.

We agree in the senior indenture that so long as any senior debt securities are outstanding, we will not pledge or grant a security interest in, or permit any pledge, security interest or other lien upon, any common stock of any of our subsidiaries owned directly or indirectly by us to secure any indebtedness for money borrowed, without making effective provision to secure the senior debt securities equally and ratably with the other indebtedness and any other indebtedness similarly entitled to be equally and ratably secured.  This restriction will not apply, however, to (l) the creation or existence of any pledge, security interest, or encumbrance upon any of the common stock of our subsidiaries (A) created at the time of our acquisition of the common stock or within one year after our acquisition of the common stock to secure all or a portion of the purchase price for the common stock or (B) existing on the common stock at the time of our acquisition of it, or (2) any extension, renewal or refunding of any pledge, security interest, or encumbrance described in clause (1).  (Section 10.09 of the Senior Indenture)

Replacement Capital Covenant

Under a replacement capital covenant with the holders of our 4.17% Senior Notes Due November 1, 2020, we agreed not to redeem or repurchase our 6.11% Junior Subordinated Notes due 2066 on or prior to December 1, 2036, unless, subject to certain limitations, during the 360 days prior to the date of that redemption or repurchase we have received a specified amount of proceeds from the sale of qualifying securities that have equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the Junior Subordinated Notes.

Subordinated Debt Securities

The subordinated debt securities will be unsecured and will rank equally with the $269,840,000 principal amount 6.11% Junior Subordinated Notes due 2066 presently outstanding under the subordinated indenture and with all of our other unsecured and subordinated debt.  The subordinated debt securities will be subordinate in right of payment to all senior indebtedness.  (Section 14.01 of Subordinated Indenture)

The subordinated indenture defines “senior indebtedness” to mean the principal of, premium, if any, and interest on:

•	all of our indebtedness for money borrowed;

•	indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

•	all of our capital lease obligations;

•
all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations and all of our obligations under any title retention agreements (but excluding trade accounts payable arising in the ordinary course of business);

•	all of our obligations for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all obligations of the types previously described of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types previously described of other persons secured by any lien on any of our property, whether or not such obligation is assumed by us.

•	However, the term “senior indebtedness” will not include:

•	any indebtedness which is by its terms subordinated to, or pari passu with, the subordinated debt securities; or

•	any of our obligations to any of our affiliates.

There is no limitation under either indenture on our ability to issue additional senior indebtedness.  The senior debt securities constitute senior indebtedness under the subordinated indenture.  The subordinated debt securities will rank equally with our other subordinated indebtedness.

Under the subordinated indenture, no payment may be made on the subordinated debt securities, including any redemption or sinking fund payment if:

•	any of our senior indebtedness has not been paid when due and any applicable grace period has ended and the default has not been cured or waived or ceased to exist, or

•	the maturity of any senior indebtedness has been and remains accelerated as a result of a default.

In the event that we pay or distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization of us, whether voluntary or involuntary, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive or retain any payment.  Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness.  (Section 14.03 of Subordinated Indenture) If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated debt securities are required to pay it over to the holders of the senior indebtedness or their representatives or trustees, as their interests may appear.  (Section 14.03 of Subordinated Indenture)

As a result of the subordination provisions contained in the subordinated indenture, in the event of our insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities.

Subordination of the Debt Securities to the Claims of the Creditors and Preferred Shareholders of our Subsidiaries

Claims of our subsidiaries’ creditors and preferred shareholders will have priority with respect to the assets and earnings of the subsidiaries over the claims of our creditors, including holders of both the senior debt securities and the subordinated debt securities, even though those obligations may not constitute senior indebtedness of our subsidiaries.  All of the debt securities, therefore, will be effectively subordinated to creditors, including trade creditors, and preferred shareholders of our subsidiaries.

DESCRIPTION OF COMMON STOCK

The following description of our common stock summarizes all of the material terms and provisions of our common stock.  Our restated articles of incorporation is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus.

General

We are authorized to issue up to 200,000,000 shares of capital stock consisting of one class only, designated as “common stock” with a par value of $1.00 per share.  As of August 2, 2012, 78,287,906 shares of our common stock were issued and outstanding.

The outstanding shares of our common stock are, and any additional shares which we may offer will be, listed on the New York Stock Exchange under the symbol “TEG.”

Dividend And Liquidation Rights

All shares of our common stock will participate equally with respect to dividends and rank equally upon liquidation, subject to the rights of holders of any prior ranking stock which our shareholders may authorize in the future.  In the event of our liquidation, dissolution or winding up, the owners of our common stock are entitled to receive pro rata the assets and funds remaining after satisfaction of all of our creditors and payment of all amounts to which owners of prior ranking stock, if any, then outstanding may be entitled.

Voting Rights

Except as otherwise described in the paragraphs below, every holder of our common stock has one vote for each share.

Our shareholders do not have cumulative voting rights.  As a result, the holders of shares entitled to exercise more than 50% of the voting power of shares entitled to vote, represented at a meeting at which a majority of the shares entitled to vote is represented, are entitled to elect all of the directors to be elected at the meeting.  Under our restated articles of incorporation and by-laws, all of our directors are elected to, and serve, one-year terms.

Provisions of Our Restated Articles of Incorporation with Possible Anti-takeover Effects

Certain provisions of our restated articles of incorporation may have the effect of delaying, deferring or preventing a change in control of our company.

Article 5 of our restated articles of incorporation provides that, subject to the exception discussed below, a director may be removed only for cause by the affirmative vote of shareholders possessing a majority of the voting power of the then outstanding shares of voting stock.  As defined in article 5, “cause” exists only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal or such director has been adjudged to be liable for negligence or misconduct in the performance of his duty to us in a matter which has a materially adverse effect on our business, and such adjudication is no longer subject to direct appeal.  Article 5 also provides for the removal of a director by the shareholders without cause when such removal is recommended by the “requisite vote” of the directors and approved by the affirmative vote of shareholders possessing a majority of the voting power of the then outstanding shares of voting stock.  Our restated articles of incorporation define the term “requisite vote” as the affirmative vote of at least two-thirds of the directors then in office plus one director.  Unless “cause” is established or removal is recommended by the requisite vote of the directors, a director may not be removed from office even if shareholders possessing a majority of the voting power favor such action.  Additionally, pursuant to article 5, vacancies on our board of directors, including those resulting from the removal of a director, may be filled for the unexpired portion of the director’s term by the majority vote of the remaining members of the board.

Article 5 of our restated articles of incorporation provides that those sections of Article III of our by-laws which set forth the general powers, number, qualifications and classification of directors may be amended or repealed only by the affirmative vote of  shareholders possessing at least 75% of the voting power of the then outstanding shares of our common stock generally possessing voting rights in the election of directors, or by the requisite vote of the directors.  Article 5 of our articles provides that article 5 may itself be amended or repealed only by the affirmative vote of shareholders possessing at least 75% of the voting power of the then outstanding shares of our common stock generally possessing voting rights in the election of directors.

Statutory Provisions with Possible Anti-takeover Effects

Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of shares of a “resident domestic corporation,” which includes our company, which are held by any person holding in excess of 20% of the voting power in the election of directors of the issuing public corporation’s shares shall be limited to 10% of the full voting power of such excess shares.  This statutory voting restriction will not apply to shares acquired directly from us, to shares acquired in a transaction incident to which our shareholders vote to restore the full voting power of such shares, either before or after the acquisition of the shares, and under certain other circumstances.

Except as may otherwise be provided by law, the required affirmative vote of shareholders of a Wisconsin corporation for certain significant corporate actions, including a merger or share exchange with another corporation, sale of all or substantially all of the corporate property and assets, or voluntary liquidation, is a majority of all the votes entitled to be cast on the transaction by each voting group of outstanding shares entitled to vote on the transaction.  Sections 180.1130 through 180.1134 of the Wisconsin Business Corporation Law provide generally that, in addition to the vote otherwise required by law or the restated articles of incorporation of a “resident domestic corporation,” business combinations must be approved by (a) the holders of at least 80% of the votes entitled to be cast and (b) two-thirds of the votes entitled to be cast by the corporation’s outstanding voting shares owned by persons other than a “significant shareholder” who is a party to the transaction or an affiliate or associate of such significant shareholder unless the business combination satisfies certain adequacy-of-price standards intended to provide a fair price for shares held by disinterested shareholders.  In general, these adequacy-of-price standards provide that the above-referenced vote does not apply if (1) the aggregate amount of the cash and the market value as of the valuation date of consideration other than cash to be received per share by shareholders of the resident domestic corporation in the business combination is at least equal to the highest of (a) the highest per share price received by any person selling common shares of the same class or series from the significant shareholder whether in the transaction in which the person became a significant shareholder or within the two years before the date of the business combination, (b) the market value per share of the same class or series on the date of the commencement of a tender offer initiated by the significant shareholder, on the date on which the person became a significant shareholder or on the date of the first public announcement of the proposed business combination, whichever is higher, or (c) the highest preferential amount per share to which the holder of shares of the class or series of shares is entitled in a voluntary or involuntary liquidation or dissolution of the resident domestic corporation and (2) the consideration to be received by holders of a class or series of outstanding shares is to be in cash or in the same form as the significant shareholder has previously paid for shares of the same class or series.  Section 180.1130 defines “business combination” to include, subject to certain exceptions, a merger or share exchange of the resident domestic corporation or any of its subsidiaries with, or the sale or other disposition of substantially all assets of the resident domestic corporation to, any significant shareholder or affiliate thereof.  The statute defines “significant shareholder” generally to mean a person that is the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation.

Sections 180.1140 through 180.1144 of the Wisconsin Business Corporation Law provides that a “resident domestic corporation,” which includes our company, may not engage in a “business combination” with an “interested stockholder” within three years after the date on which the interested stockholder acquired his or her 10% or greater interest, unless the corporation’s board of directors approved the business combination, or the acquisition of the 10% or greater interest, before the stock acquisition date.  The statute defines “interested stockholder” as a person beneficially owning 10% or more of the aggregate voting power of the stock of such corporation.  If the interested stockholder fails to obtain such approval by the board of directors, then even after the three-year period, the interested stockholder may complete a business combination with the corporation only with the approval of the holders of a majority of the voting stock not beneficially owned by the interested stockholder, unless the combination satisfies certain adequacy-of-price standards intended to provide a fair price for shares held by non-interested shareholders.

Section 196.795 of the Wisconsin statutes applies to holding companies of Wisconsin public utilities, i.e., companies owning beneficially 5% or more of the voting securities of entities owning, operating, managing or controlling a plant or equipment in the state of Wisconsin for the production, transmission, delivery or furnishing of heat, light, water or power directly or indirectly to or for the public.  The statute states that no person may hold or acquire directly or indirectly more than 10% of the outstanding voting securities of a public utility holding company with the unconditional power to vote such securities unless the Public Service Commission of Wisconsin determines, after investigation and an opportunity for hearing, that such holding or acquisition is in the best interests of utility customers, investors and the public.  Section 196.795 of the Wisconsin statutes applies to our company.

The sections of the Wisconsin law described in the preceding paragraphs and certain provisions of our articles and by-laws, could have the effect, among others, of discouraging takeover proposals for our company or impeding a business combination between us and one of our major shareholders.

Preemptive Rights

No holder of our common stock has any preemptive or subscription rights to acquire shares of our common stock.

Conversion Rights, Redemption Provisions and Sinking Fund Provisions

Our common stock is not convertible, is not redeemable and has no sinking fund.

Restrictions on Dividends Payable by our Subsidiaries

We are a holding company and our ability to pay dividends is largely dependent upon the ability of our subsidiaries to pay dividends to us.  Various laws, regulations, and financial covenants impose restrictions on the ability of certain of our regulated utility subsidiaries to transfer funds to us in the form of dividends.  Our regulated utility subsidiaries, with the exception of Michigan Gas Utilities Corporation, are prohibited from loaning funds to us, either directly or indirectly.

The Public Service Commission of Wisconsin allows Wisconsin Public Service Corporation to pay normal dividends on its common stock of no more than 103% of the previous year's common stock dividend.  In addition, the Public Service Commission of Wisconsin currently requires Wisconsin Public Service to maintain a calendar year average financial common equity ratio of 50.24% or higher.  Wisconsin Public Service must obtain Public Service Commission of Wisconsin approval if the payment of dividends would cause it to fall below this authorized level of common equity.  Our right to receive dividends on the common stock of Wisconsin Public Service is also subject to the prior rights of Wisconsin Public Service’s preferred shareholders and to provisions in Wisconsin Public Service 's restated articles of incorporation, which limit the amount of common stock dividends that Wisconsin Public Service may pay if its common stock and common stock surplus accounts constitute less than 25% of its total capitalization.

North Shore Gas Company's long‐term debt obligations contain provisions and covenants restricting the payment of cash dividends and the purchase or redemption of its capital stock.

The Peoples Gas Light and Coke Company and Wisconsin Public Service have short‐term debt obligations containing financial and other covenants, including but not limited to, a requirement to maintain a debt to total capitalization ratio not to exceed 65%.  Failure to comply with these covenants could result in an event of default which could result in the acceleration of their outstanding debt obligations.

We also have short‐term and long‐term debt obligations that contain financial and other covenants, including but not limited to, a requirement to maintain a debt to total capitalization ratio not to exceed 65%.  Failure to comply with these covenants could result in an event of default which could result in the acceleration of outstanding debt obligations.  At December 31, 2011, these covenants did not restrict the payment of any dividends beyond the amount restricted under our subsidiary requirements described above.

As of December 31, 2011, total restricted net assets were approximately $1,399.1 million.  Our equity in undistributed earnings of 50% or less owned investees accounted for by the equity method was approximately $108.8 million at December 31, 2011.

We also have the option to defer interest payments on our outstanding 6.11% Junior Subordinated Notes due 2066, from time to time, for one or more periods of up to ten consecutive years per period.  During any period in which we defer interest payments, we may not declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment on, any of our capital stock.

Except for the restrictions described above and subject to applicable law, we do not have any other significant dividend restrictions.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts that obligate you to purchase from us, and obligate us to sell to you, a specified or varying number of shares of common stock at a future date or dates.  Alternatively, the stock purchase contracts may obligate us to purchase from you, and obligate you to sell to us, a specified or varying number of shares of common stock at a future date or dates.  The price per share of common stock may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts.  Any stock purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to the stock purchase contract upon the occurrence of specified events.

The stock purchase contracts may be entered into separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for your obligations to purchase or sell the shares of common stock under the stock purchase contracts, either:

●	common stock;

●	debt securities; or

●	debt obligations of third parties, including U.S. Treasury securities.

If we issue stock purchase units where debt obligations of third parties are used as security for your obligations to purchase or sell shares of common stock, we will include in the prospectus supplement and/or other offering material information about the issuer of the debt securities.  Specifically, if the issuer has a class of securities registered under the Securities Exchange Act of 1934 and is either eligible to register its securities on Form S-3 under the Securities Act of 1933 or meets the listing criteria to be listed on a national securities exchange, we will include a brief description of the business of the issuer, the market price of its securities and how you can obtain more information about the issuer.  If the issuer does not meet the criteria described in the previous sentence, we will include substantially all of the information that would be required if the issuer were making a public offering of the debt securities.

The stock purchase contracts may require us to make periodic payments to you or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis.  The stock purchase contracts may require you to secure your obligations in a specified manner and, in some circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to you of any collateral securing your obligations under the original stock purchase contract.

The applicable prospectus supplement and/or other offering material will describe the specific terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts.  Material United States federal income tax considerations applicable to the stock purchase contracts or stock purchase units will also be discussed in the applicable prospectus supplement and/or other offering material.

DESCRIPTION OF WARRANTS TO PURCHASE COMMON STOCK

We may issue, alone or together with common stock, warrants for the purchase of common stock.  The stock warrants will be issued under a stock warrant agreement to be entered into between us and a warrant agent to be selected at the time of the issue.  The stock warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard stock warrant provisions incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

General

If stock warrants are offered, the related prospectus supplement and/or other offering material will describe the designation and terms of the stock warrants, including, among other things, the following:

●	the offering price, if any;

●	the designation and terms of the common stock purchasable upon exercise of the stock warrants;

●	if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

●	the number of shares of common stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

●	the date on which the right to exercise the stock warrants will commence and the date on which that right will expire;

●	a discussion of material federal income tax considerations;

●	the call provisions, if any;

●	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

●	the anti-dilution provisions of the stock warrants; and

●	any other terms of the stock warrants.

Exercise of Stock Warrants

Stock warrants may be exercised by surrendering to the stock warrant agent the stock warrant certificate with the form of election to purchase on the reverse side of the certificate duly completed and signed by the warrant holder, or its duly authorized agent, with such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange.  The form of election should indicate the warrant holders election to exercise all or a portion of the stock warrants evidenced by the certificate.  Surrendered stock warrant certificates must be accompanied by payment of the aggregate exercise price of the stock warrants to be exercised, as set forth in the related prospectus supplement and/or other offering material.  The payment must be made in U.S. dollars, unless otherwise provided in the related prospectus supplement and/or other offering material.  Upon the stock warrant agent’s receipt of the surrendered stock warrant certificates and payment of the aggregate exercise price of the stock warrants, the stock warrant agent will request that the transfer agent issue and deliver to or upon the written order of the exercising warrant holder, a certificate representing the number of shares of common stock purchased.  If less than all of the stock warrants evidenced by any stock warrant certificate are exercised, the stock warrant agent will deliver to the exercising warrant holder a new stock warrant certificate representing the unexercised stock warrants.

Anti-dilution and Other Provisions

The exercise price payable and the number of shares of common stock purchasable upon the exercise of each stock warrant, and the number of stock warrants outstanding, will be subject to adjustment if specified events occur, including the issuance of a stock dividend to holders of common stock or the subdivision or reclassification of common stock.  In lieu of adjusting the number of shares of common stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants.  No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% of the number of shares purchasable.  We may, at our option, reduce the exercise price at any time.  No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable.  In the case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of common stock into which the stock warrants were exercisable immediately prior to the consolidation, merger, or sale or conveyance, subject to payment of the aggregate exercise price of the stock warrants.

No Rights as Shareholders

Holders of stock warrants, by virtue of being such holders, will not be entitled to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of directors of Integrys Energy Group or any other matter, or to exercise any rights whatsoever as shareholders of Integrys Energy Group.

DESCRIPTION OF WARRANTS TO PURCHASE DEBT SECURITIES

We may issue, alone or together with debt securities, debt warrants for the purchase of debt securities.  The debt warrants will be issued under debt warrant agreement to be entered into between us and a warrant agent to be selected at the time of the issue.  The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard debt warrant provisions incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

General

If debt warrants are offered, the related prospectus supplement and/or other offering material will describe the designation and terms of the debt warrants, including, among other things, the following:

●	the offering price, if any;

●	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

●	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise;

●	the date on which the right to exercise the debt warrants will commence and the date on which that right will expire;

●	a discussion of material federal income tax considerations;

●	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

●	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

●	the anti-dilution provisions of the debt warrants; and

●	any other terms of the debt warrants.

Holders of debt warrants do not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, or interest on, the debt securities or to enforce any of the covenants of the debt securities or the related indenture except as otherwise provided in the related indenture.

Exercise of Debt Warrants

Debt warrants may be exercised by surrendering the debt warrant certificate at the warrant agent office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate completed and signed by the warrant holder, or its duly authorized agent, with such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange.  The form of election should indicate the warrant holder’s election to exercise all or a portion of the debt warrants evidenced by the certificate.  Surrendered debt warrant certificates must be accompanied by payment of the aggregate exercise price of the debt warrants to be exercised, as set forth in the related prospectus supplement and/or other offering material.

Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrant holder.  If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued representing the unexercised debt warrants.

DESCRIPTION OF TRUST SECURITIES

The trusts may from time to time offer under this prospectus trust preferred securities, which we refer to as “trust securities.”  When the trusts offer to sell a particular series of trust securities, we will describe the material terms of that series in a prospectus supplement and/or other offering material.  Each trust’s declaration of trust will be qualified as an indenture under the Trust Indenture Act of 1939, as amended.  Unless otherwise stated in a prospectus supplement and/or other offering material, the trust securities will be issued pursuant to one or more trust agreements, which we will describe in a prospectus supplement and/or other offering material.  Each trust’s form of trust agreement will be filed as an exhibit to the registration statement of which this prospectus is a part. You should read the form of trust agreement for provisions that may be important to you.

Each declaration of trust will authorize the trustees of each trust to issue on behalf of the trust one series of trust securities and one series of common securities.  The trust securities will be issued to the public pursuant to the registration statement of which this prospectus is a part, and the common securities of the trusts will be issued directly or indirectly to us.

The trust securities will have the terms, including interest, dividends, redemption, voting, conversion, liquidation rights and other preferred, deferred or other special rights or restrictions as are described in the applicable declaration of trust or made part of the declaration of trust by the Trust Indenture Act of 1939, as amended.

Refer to the applicable prospectus supplement and/or other offering material relating to the trust securities of each trust for specific terms, including:

●	the distinctive designation of trust securities;

●	the number of trust securities issued by the trust;

●
the annual distribution rate, or method of determining the rate, for trust securities issued by the trust and the date or dates upon which the distributions will be payable and any right to defer payment thereof;

●
whether distributions on trust securities issued by the trust will be cumulative, and, in the case of trust securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust securities issued by the trust will be cumulative;

●	the amount or amounts which will be paid out of the assets of the trust to the trust securities holders upon voluntary or involuntary dissolution, winding-up or termination of the trust;

●
the terms and conditions, if any, under which trust securities may be converted into shares of our capital stock, including the conversion price per share and the circumstances, if any, under which the conversion right will expire;

●	the terms and conditions, if any, upon which the related series of our debt securities may be distributed to trust securities holders;

●
the obligation, if any, of the trust to purchase or redeem trust securities issued by the trust and the price or prices at which, the period or periods within which and the terms and conditions upon which trust securities issued by the trust will be purchased or redeemed, in whole or in part, pursuant to the obligation;

●
the voting rights, if any, of trust securities issued by the trust in addition to those required by law, including the number of votes per trust security and any requirement for the approval by the trust securities holders, as a condition to specified action or amendments to the applicable declaration of trust; and

●	any other relevant rights, preferences, privileges, limitations or restrictions of trust securities issued by the trust that are consistent with the applicable declaration of trust or applicable law.

Pursuant to the applicable declaration of trust, the property trustee will own our debt securities purchased by the applicable trust for the benefit of us and the trust securities holders.  The payment of dividends out of money held by the applicable trust, and payments upon redemption of trust securities or liquidation of any trust, will be guaranteed by us to the extent described below under “Description of Guarantees.”

Specific United States federal income tax considerations applicable to an investment in trust securities will be described in the applicable prospectus supplement and/or other offering material.

In connection with the issuance of trust securities, each trust will also issue one series of common securities to us.  Each declaration of trust will authorize the regular trustees of a trust to issue on behalf of the trust one series of common securities having the terms, including dividends, conversion, redemption, voting, liquidation rights or the restrictions described in the applicable declaration of trust.  Except as otherwise provided in the applicable prospectus supplement and/or other offering material, the terms of the common securities of the trusts will be substantially identical to the terms of the trust securities issued by the trust, and the common securities of the trusts will rank on equal terms with, and payments will be made on a ratable basis with, the trust securities.  However, upon an event of default under the applicable declaration of trust, the rights of the holders of the common securities of the trusts to payment in respect of dividends and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the trust securities holders.  Except in limited circumstances, the common securities of the trusts will also carry the right to vote and appoint, remove or replace any of the trustees of the related trust.  All of the common securities of the trusts will be directly or indirectly owned by us.

The applicable prospectus supplement will describe whether we and/or certain of our subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the ordinary course of business, with the property trustee.

DESCRIPTION OF GUARANTEES

Below is a summary of information concerning the trust guarantees which will be executed and delivered by us, at various times, for the benefit of the trust securities holders.  The applicable prospectus supplement and/or other offering material will describe any significant differences between the actual terms of the trust guarantees and the summary below.  This summary does not describe all exceptions and qualifications contained in the indenture or all of the terms of the trust guarantees.  You should read the trust guarantees for provisions that may be important to you.  Copies of the trust guarantees will be filed with the Securities and Exchange Commission and are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

General

We will irrevocably and unconditionally agree, to the extent described in the trust guarantees, to pay in full, to the trust securities holders of each trust, the trust guarantee payments (as defined below), except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert.  Our obligation to make a trust guarantee payment may be satisfied by direct payment of the required amounts by us to the trust securities holders or by causing the applicable trust to pay the required amounts to the holders.

The following payments regarding the trust securities, which we refer to as the “trust guarantee payments,” to the extent not paid by the applicable trust, will be subject to the trust guarantees, without duplication:

●	any accrued and unpaid distributions which are required to be paid on the trust securities, to the extent the trust has funds legally available therefor;

●
the redemption price, including all accrued and unpaid distributions, payable out of legally available funds, regarding any trust securities called for redemption by the trust, to the extent the trust has funds legally available therefor; and

●
upon a voluntary or involuntary dissolution or winding-up of the trust (other than in connection with the distribution of debt securities to the holders of the trust securities or a redemption of all the trust securities), the lesser of:

●	the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust securities to the date of the payment to the extent the trust has funds available therefor; or

●	the amount of assets of the trust remaining available for distribution to holders of the trust securities in liquidation of the trust.

Covenants of Integrys Energy Group

Unless an applicable prospectus supplement or other offering material provides otherwise, in each trust guarantee, we will covenant that, so long as any trust securities issued by the applicable trust remain outstanding, and if there will have occurred any event that would constitute an event of default under the trust guarantee or the declaration, we will not do any of the following:

●	declare or pay any dividend on, make any distributions regarding, or redeem, purchase or acquire or make a liquidation payment regarding, any of our capital stock;

●
make any payment of the principal of and any premium and interest on or repay, repurchase or redeem any debt securities issued by us which rank junior to or pari passu with the debt securities owned by the trust; and

●	make any guarantee payments regarding the trust securities, other than pursuant to the trust guarantees.

However, even during such circumstances, we may:

●
repurchase or acquire our common shares as contemplated by any employment arrangement, benefit plan or other similar contract with or for the benefit of employees, officers or directors entered into in the ordinary course of business;

●
repurchase our common shares as contemplated by our stock investment plan or any deferred compensation plan, as in effect immediately prior to the occurrence of the event of default under the guarantee or the declaration;

●
exchange or convert any class or series of our capital stock for our common shares, provided that such class or series of capital stock was outstanding prior to the occurrence of the event of default under the guarantee or the declaration;

●
purchase fractional interests in shares of our capital stock pursuant to conversion or exchange provisions of such capital stock or the security being converted or exchanged, provided that such capital stock or security was outstanding prior to the occurrence of the event of default under the guarantee or the declaration; and

●	pay any stock dividend where the dividend is paid in the form of the same stock as that on which the dividend is being paid.

Amendment and Assignment

Except with respect to any changes that do not adversely affect the rights of holders of trust securities in any material respect (in which case no consent of such holders will be required), each trust guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust securities.  The manner of obtaining any such approval of holders of the trust securities will be as described in the applicable prospectus supplement and/or other offering material.  All guarantees and agreements contained in each guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the trust securities then outstanding.

Termination of the Trust Guarantees

Each trust guarantee will end as to the trust securities issued by the applicable trust upon any of the following:

●	full payment of the redemption price of all trust securities;

●	distribution of our debt securities held by the trust to the trust securities holders; or

●	full payment of the amounts payable in accordance with the declaration upon liquidation of the trust.

Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust securities issued by the applicable trust must restore payment of any sums paid under the trust securities or the trust guarantee.

Status of the Trust Guarantees

Our obligations under each trust guarantee to make the trust guarantee payments will constitute unsecured obligations of Integrys Energy Group and will rank (a) subordinate and junior in right of payment to all of our other liabilities, including the debt securities, except those of our liabilities made pari passu or subordinate by their terms, (b) pari passu with the most senior preferred or preference stock, if any, hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference securities of any of our affiliates, and (c) senior to our common shares.  The terms of the trust securities will provide that each holder of trust securities by acceptance thereof agrees to the subordination provisions and other terms of the applicable guarantee.

Each trust guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).  No trust guarantee will be discharged except by payment of the trust guarantee payments in full to the extent not paid by the applicable trust, and by complete performance of all obligations under the trust guarantee.

LEGAL MATTERS

Foley & Lardner LLP, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, our counsel, will pass upon the validity of the securities offered pursuant to this prospectus and the prospectus supplements and/or other offering material.  The opinion of Foley & Lardner LLP may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance and sale of any securities.  The opinion of Foley & Lardner LLP may be subject to other conditions and assumptions, as indicated in the prospectus supplements and/or other offering materials.  The validity of the trust securities will be passed upon by special Delaware counsel to the trusts when formed.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from Integrys Energy Group, Inc.’s Annual Report on Form 10-K, and the effectiveness of Integrys Energy Group, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference.  Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of American Transmission Company LLC as of and for the years ended December 31, 2011 and 2010, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Not applicable since the amount of securities and number of offerings are indeterminable and, therefore, the expenses cannot be estimated at this time.

Item 15.                 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Integrys Energy Group

Pursuant to the Wisconsin Business Corporation Law and Article VI of the by-laws of Integrys Energy Group, Inc., directors and officers of Integrys Energy Group are entitled to mandatory indemnification from us against certain liabilities and expenses to the extent such officers or directors are successful on the merits or otherwise in connection with a proceeding, unless it is determined that the director or officer breached or failed to perform his or her duties to Integrys Energy Group and such breach or failure constituted: (a) a willful failure to deal fairly with Integrys Energy Group or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit (unless such profit is immaterial under the circumstances); or (d) willful misconduct.  It should also be noted that the Wisconsin Business Corporation Law specifically states that it is the policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation to the extent required or permitted as described above.  Additionally, under the Wisconsin Business Corporation Law, directors of Integrys Energy Group are not subject to personal liability to Integrys Energy Group, its shareholders or any person asserting rights on behalf of Integrys Energy Group or its shareholders for certain breaches or failures to perform any duty resulting solely from their status as directors or officers except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

The indemnification provided by the Wisconsin Business Corporation Law and our by-laws is not exclusive of any other rights to which a director or officer may be entitled.  The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expenses.

The indemnification described above may be broad enough to cover liabilities under the Securities Act of 1933.  Officers and directors of Integrys Energy Group would also be indemnified by the underwriters or agents for certain claims under the Securities Act of 1933 pursuant to the terms of the proposed form of underwriting agreement and agency agreement filed herewith.  Integrys Energy Group has purchased insurance permitted by the Wisconsin Business Corporation Law on behalf of its officers and directors which may cover liabilities under the Securities Act of 1933.

Trusts

Each declaration of trust will provide that to the fullest extent permitted by applicable law, Integrys Energy Group shall indemnify and hold harmless each of the administrative trustees of the trust, any affiliate of any such administrative trustee, any officer, director, shareholder, member, partner, employee, representative or agent of any such administrative trustee, or any employee or agent of the trust or its affiliates (each an “Integrys Energy Group Indemnified Person”), from and against any loss, damage, liability, tax, penalty, and expense incurred by such Integrys Energy Group Indemnified Person by reason of any act or omission performed or omitted by such Integrys Energy Group Indemnified Person in good faith on behalf of the Trust and in a manner such Integrys Energy Group Indemnified Person reasonably believed to be within the scope of authority conferred on such Integrys Energy Group Indemnified Person by the declaration of trust, except that no Integrys Energy Group Indemnified Person shall be entitled to be indemnified in respect of any loss, damage, liability, tax, penalty or expense incurred by such Integrys Energy Group indemnified person by reason of gross negligence or willful misconduct with respect to such acts or omissions.

Each declaration of trust will also provide that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Integrys Energy Group Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Integrys Energy Group prior to the final disposition of such claim, demand, action suit or proceeding upon receipt by Integrys Energy Group of any undertaking by or on behalf of the Integrys Energy Group Indemnified Person to repay such amount if it shall be determined that the Integrys Energy Group Indemnified Person is not entitled to be indemnified as authorized in the declaration of trust.  Each declaration of trust will further provide that Integrys Energy Group shall indemnify the (a) property trustee of the trust, (b) the Delaware trustee of the trust, (c) any affiliate of the property trustee or the Delaware trustee, and (d) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the property trustee or the Delaware trustee (each of the persons in (a) through (b) being referred to as a “Fiduciary Indemnified Person”) for, and to hold each Fiduciary Indemnified Person harmless against, any loss, liability, taxes or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration or the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any action, suit, claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

Item 16.                      EXHIBITS

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.

Item 17.                      UNDERTAKINGS

a.  The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by

Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.  The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

d.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, as of August 8, 2012.

INTEGRYS ENERGY GROUP, INC.

By:   /s/ Charles A. Schrock
Charles A. Schrock
Chairman, President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Capacity

/s/ Charles A. Schrock Charles A. Schrock	Chairman, President, Chief Executive Officer and Director (principal executive officer)*

/s/ Joseph P. O'Leary Joseph P. O’Leary	Senior Vice President and Chief Financial Officer (principal financial officer)*

/s/ Diane L. Ford Diane L. Ford	Vice President and Corporate Controller (principal accounting officer)*

Keith E. Bailey +	Director
William J. Brodsky +	Director
Albert J. Budney, Jr. +	Director
Pastora San Juan Cafferty +	Director
Ellen Carnahan +	Director
Michelle L. Collins +	Director
Kathryn M. Hasselblad-Pascale +	Director
John W. Higgins +	Director
Paul W. Jones +	Director
Holly K. Koeppel +	Director
Michael E. Lavin +	Director
William F. Protz, Jr. +	Director
+By: /s/ Charles A. Schrock Charles A. Schrock Attorney-in-Fact*

* Each of the above signatures is affixed as of August 8, 2012.

EXHIBIT INDEX
Exhibit Number	Document Description

[NOTE—Our file number for reports filed pursuant to the Securities Exchange Act of 1934 is 1-11337.]

1.1	Proposed Form of Underwriting Agreement (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
1.2	Proposed Form of Distribution Agreement (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
3	By-laws as in effect at May 10, 2012 (incorporated by reference to Exhibit 3.4 to Current Report on Form 8-K filed May 16, 2012).
4.1	Restated Articles of Incorporation as in effect at May 10, 2012 (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed May 16, 2012).
4.2
Senior Indenture, dated as of October 1, 1999, between us and U.S. Bank National Association (f/k/a Firstar Bank, National Association), as Trustee (incorporated by reference to Exhibit 4(b) to Amendment No. 1 to Registration Statement No. 333-88525 filed on October 21, 1999);  First Supplemental Indenture, dated as of November 1, 1999 (incorporated by reference to Exhibit 4A to Current Report on Form 8-K filed November 12, 1999); Second Supplemental Indenture, dated as of November 1, 2002 (incorporated by reference to Exhibit 4A to Current Report on Form 8-K filed November 25, 2002); Third Supplemental Indenture, dated as of June 1, 2009 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed June 17, 2009); Fourth Supplemental Indenture, dated as of June 1, 2009 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed June 17, 2009); and Fifth Supplemental Indenture, dated as of November 1, 2010 (incorporated by reference to Exhibit 4 to Current Report on Form 8-K filed November 15, 2010).

4.3
Subordinated Indenture, dated as of November 13, 2006, between us and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4(c) to Amendment No. 1 to Registration Statement No. 333-133194 filed on December 4, 2006); and First Supplemental Indenture, dated as of December 1, 2006 (incorporated by reference to Exhibit 4 to Current Report on Form 8-K filed December 1, 2006).

4.4	Replacement Capital Covenant, dated December 1, 2010 (incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K filed November 15, 2010).
4.5	Forms of Supplemental Indentures to Senior Indenture (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
4.6	Forms of Supplemental Indentures to Subordinated Indenture (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
4.7	Forms of Debt Securities (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
4.8	Form of Warrant (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
4.9	Form of Warrant Agreement (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
4.10	Form of Stock Purchase Contract (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
4.11	Certificates of Trust (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

4.12	Declarations of Trust (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
4.13	Form of Trust Preferred Security (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
4.14	Form of Preferred Securities Guarantee Agreement (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
5.1	Opinion of Foley & Lardner LLP.
5.2	Opinion of Special Counsel Relating to Trust Preferred Securities (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
12
Computation of Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to Annual Report on Form 10-K for the year ended December 31, 2011 filed February 29, 2012, and to Exhibit 12 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 filed August 9, 2012).

23.1	Consent of Independent Registered Public Accounting Firm for Integrys Energy Group, Inc.
23.2	Consent of Independent Registered Public Accounting Firm for American Transmission Company LLC.
23.3	Consent of Foley & Lardner LLP (included in Exhibit 5.1).
23.4	Consent of Special Counsel (included in Exhibit 5.2).
24	Powers of Attorney.
25.1	Statement of Eligibility and Qualification on Form T-1 of U.S. Bank National Association to act as Trustee under the Senior Indenture, dated October 1, 1999.
25.2	Statement of Eligibility and Qualification on Form T-1 of U.S. Bank National Association to act as Trustee under the Subordinated Indenture, dated November 13, 2006.
25.3
Statements of Eligibility and Qualification on Form T-1 of the Trustee(s) to act as Trustee under the Declarations of Trust (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

25.4
Statements of Eligibility and Qualification on Form T-1 of the Trustee(s) to act as Trustee under our Guarantees for the Benefit of the Holders of Trust Preferred Securities (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).